EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-135114 and 333-135093) and Forms S-8 (Nos. 333-153044, 333-145272, 333-128909, 333-115482, 333-60666, 333-53114 and 333-80167) of Popular, Inc., of our report dated March 2, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Juan, Puerto Rico
March 2, 2009